UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2025

GENERAL MOTORS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34960	27-0756180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of principal executive offices)	(Zip Code)

(313) 667-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement

On May 5, 2025, General Motors Company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, each acting as representative of the several other underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, $2.0 billion aggregate principal amount of the Company’s senior notes, consisting of $750.0 million aggregate principal amount of 5.350% Senior Notes due 2028 (the “2028 Notes”), $750.0 million aggregate principal amount of the Company’s 5.625% Senior Notes due 2030 (the “2030 Notes”) and $500.0 million aggregate principal amount of 6.250% Senior Notes due 2035 (the “2035 Notes” and, together with the 2028 Notes and the 2030 Notes, the “Notes”).

On May 7, 2025, the Company closed the offering of the Notes. The 2028 Notes, the 2030 Notes and the 2035 Notes were each issued as a separate series of debt securities pursuant to the indenture, dated as of September 27, 2013 (the “Original Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented the seventh supplemental indenture, dated as of August 2, 2022 (the “Seventh Supplemental Indenture” and together with the Original Indenture, the “Base Indenture”), and supplemented by an eighth supplemental indenture, dated as of May 7, 2025 (the “Eighth Supplemental Indenture”), between the Company and the Trustee. The Base Indenture, as supplemented by the Eighth Supplemental Indenture (the “Indenture”), governs the terms of the Notes.

The Indenture contains covenants that will limit (i) the ability of the Company and certain of its subsidiaries to incur indebtedness secured by certain principal domestic manufacturing properties or by any shares of stock or indebtedness of certain manufacturing subsidiaries and to enter into certain sale and leaseback transactions with respect to certain principal domestic manufacturing properties and (ii) the ability of the Company to enter into certain mergers or certain conveyances, transfers or leases of all or substantially all of its properties and assets.

The Company intends to allocate an amount equal to the net proceeds from this offering for general corporate purposes, including to refinance a portion of the $1.25 billion outstanding of its 6.125% senior notes maturing on October 1, 2025, and fund a portion of the $1.8 billion five-year term loan it has agreed to make to Ultium Cells LLC, its joint venture with LG Energy Solution, to facilitate full voluntary prepayment of loans Ultium Cells LLC received under the U.S. Department of Energy’s Advanced Technology Vehicles Manufacturing program.

The offering and sale of the Notes was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-284557) filed with the Securities and Exchange Commission.

The foregoing description of the Underwriting Agreement, Original Indenture, Seventh Supplemental Indenture and Eighth Supplemental Indenture does not constitute a complete summary of these documents and is qualified by reference in its entirety to the full text of the Underwriting Agreement, Original Indenture, Seventh Supplemental Indenture and Eighth Supplemental Indenture, which are filed herewith as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3 respectively, and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

EXHIBIT

Exhibit	Description

Exhibit 1.1	Underwriting Agreement, dated May 5, 2025, by and among General Motors Company, as issuer, and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, each acting as representative of the several other underwriters named therein

Exhibit 4.1	Indenture dated as of September 27, 2013, between General Motors Company and The Bank of New York Mellon, as Trustee, incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-3 of General Motors Company filed April 30, 2014

Exhibit 4.2	Seventh Supplemental Indenture, dated as of August 2, 2022, to the Indenture, dated as of September 27, 2013, between General Motors Company, as issuer, and The Bank of New York Mellon, as Trustee, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K of General Motors Company filed on August 2, 2022

Exhibit 4.3	Eighth Supplemental Indenture, dated as of May 7, 2025, to the Indenture, dated as of September 27, 2013, between General Motors Company, as issuer, and The Bank of New York Mellon, as Trustee

Exhibit 4.4	Form of General Motors Company 5.350% Senior Notes due 2028 (included in Exhibit 4.3)

Exhibit 4.5	Form of General Motors Company 5.625% Senior Notes due 2030 (included in Exhibit 4.3)

Exhibit 4.6	Form of General Motors Company 6.250% Senior Notes due 2035 (included in Exhibit 4.3)

Exhibit 5.1	Opinion of King & Spalding LLP

Exhibit 23.1	Consent of King & Spalding LLP (included in Exhibit 5.1)

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)

	By:	/s/ John S. Kim
Date: May 7, 2025	Name:	John S. Kim
	Title:	Assistant Corporate Secretary